EXHIBIT 10.17

SERVICE AGREEMENT CONTRACT

(CRUDE OIL MAQUILA)

In Santa Marta’s District, D. T. C. H., Magdalena Department, on September 30th of 2008, among the undersigned, FERMIN RAFAEL VEITÍA MACHADO, of legal age and neighbor of this city, working in my condition of legal representative of the society ODIN PETROIL ZONA FRANCA LIMITADA SOCIEDAD UNIPERSONAL, (ODIN PETROIL ZF LTDA U), placed in Santa Marta, who, from now, will be denominated THE CONTRACTOR on one hand, and for other MAMORU SAITO, in representation of the society ODIN PETROIL S. A., in his condition of president, properly authorized, with main domicile in Santa Marta, identified with NIT 900142127-0, who, from now on, will be denominated THE CONTRACTING PARTY, on the other side, the SERVICE AGREEMENT CONTRACT (CRUDE OIL MAQUILA) has been celebrated, through which ODIN PETROIL ZF LTDA U undertakes to provide the maquila service of 16.000 crude oil barrels per month to ODIN PETROIL S. A.

The service will be lent under the following conditions:

1.

ODIN PETROIL ZF LTDA U, by means of industrial maquila service, is committed to carry out during 8 months, the process of refinement of minimum 20.000 crude oil barrels per month provided by ODIN PETROIL S. A., to obtain Petroleum derived fuels.

2.

The crude oil characteristics provided by ODIN PETROIL S. A. will be established regarding each office, by ODIN PETROIL S.A laboratory, who will keep a sample of each receipt and delivery for one week. To achieve the deliveries and receipts chronogram among the last five days of the month, ODIN PETROIL S. must sent a crude dispatch chronogram. Based on this information ODIN PETROIL ZF LTDA U will give the chronogram of petroleum derived products.

3.	ODIN PETROIL S. A. will be able to use the finished products stored at ODIN PETROIL ZF LTDA U facilities during the term of this contact and without generating additional costs.

4.

The permanency of crude oil or refined product in ODIN PETROIL ZF LTDA U storage tanks, in development of the execution of this contract, will be hold by the mentioned society as a “precarious tenure title” (titulo de tenencia precaria), putting itself under the obligation to physically maintain available the same ones that will always be ODIN PETROIL S. A. property and to give them under the foreseen quality conditions.

5.

The remuneration for maquila service included in the first execution month of this contract, is the amount of THREE HUNDRED MILLION OF PESOS ($300.000.000.oo). During 5 months left will be TWO HUNDRED MILLION OF PESOS ($250.000.000) per month. As follow:

Fee Value	Payment Date
September 19 of 2008	CO $300.000.000
October 15 of 2008	CO $250.000.000
November 15 of 2008	CO $250.000.000
December 15 of 2008	CO $250.000.000
January 15 of 2009	CO $250.000.000
February 15 de 2009	CO $250.000.000

If the contact execution term gets extended, the remuneration will be TWO HUNDRED MILLION OF PESOS ($250.000.000) per additional month at the initial term.

6.

ODIN PETROIL ZF LTDA U, will allow that workers or contractors of ODIN PETROIL S. A., supervise and intervene in all activities that ODIN PETROIL ZF LTDA U, must realize the execution of the present contract. ODIN PETROIL S. A. will determined the number of contractors or workers to be used at the facilities of ODIN PETROIL ZF LTDA U as well as the functions these must carry out, and even they may remove or replace workers at ODIN PETROIL ZF LTDA U facilities, without becoming liable for labor rights payment of these dismissed workers.

7.

ODIN PETROIL ZF LTDA U commits to maintain effective all the permits and licenses and to have all the documents and taxes needed to execute the industrial activity that develops and for his character of industrial user of goods and services at frank area. The sales taxes generated from the provided service object this contract will correspond to ODIN PETROIL S. A. as beneficiary of the same one.

8.	The nationalization expenses of the finished products will be paid by ODIN PETROIL S. A.

9.

ODIN PETROIL S. A. will surrender the facilities of ODIN PETROIL ZF LTDA U located in patio No. 2 at Frank Zone of Good and Services of Santa Marta, the crude oil and equally it will retire the refined product of the same facilities.

10.	The initial term of the present contract will be automatically renewed two months before its expiration date, if the part agreed so.

  In sign of conformity she subscribes this document,

____________________________

FERMIN RAFAEL VEITÍA MACHADO

ODIN PETROIL ZF LTDA U

____________________________

MAMORU SAITO

ODIN PETROIL S. A.